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                                                                    EXHIBIT 23.2

                   Consent of Independent Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Puget Energy, Inc. of our report dated February 11, 1999 relating to the financial statements and financial statement schedule of Puget Sound Energy, Inc. which appear in its Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP

Seattle, Washington
April 30, 1999